UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    April 14, 2011

AspenBio Pharma, Inc.
(Exact name of registrant as specified in charter)

Colorado	001-33675	84-155338
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 794-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On April 14, 2011, AspenBio Pharma, Inc. (the “Company”) issued a shareholders’ update letter about its AppyScore™ product.  The update letter, furnished as Exhibit 99.1, is hereby incorporated by reference to this Item 7.01 as if fully set forth herein.  The letter is also posted and available on the Company’s website.

Item 8.01.  Other Events.

On April 14, 2011, the Company will file its Annual Report on Form 10-K for the year ended December 31, 2010.  That filing will include updated information concerning the activities of the Company and Novartis Animal Health, Inc. (“NAH”), under the exclusive license and commercialization agreement between the Company and NAH (the “Novartis License Agreement”) with respect to the results of a pilot study conducted by NAH in bovines (cows).  The Company is also providing a summary of that information below:

In April 2008 we entered into a long term exclusive license and commercialization agreement with Novartis Animal Health, Inc., to develop and launch our novel recombinant single-chain bovine products, BoviPure LH and BoviPure FSH. The license agreement is a collaborative arrangement that provides for a sharing of product development activities, development and registration costs and worldwide product sales for the bovine species. AspenBio received an upfront cash payment of $2,000,000 under the Novartis License Agreement, of which 50% was non-refundable upon signing the agreement, and the balance subject to certain conditions.  In 2010 the conditions associated with $100,000 of such milestones were satisfied.  Novartis has the right to request a refund of the $900,000 remaining milestone payment and/or terminate the agreement if the pilot study (as defined in the agreement) is not successful.  This pilot study was completed during late 2010.  NAH has informed us that preliminary pilot study results revealed failure of the pilot study to demonstrate the outcomes as defined in the success criteria, and NAH has requested a refund of the $900,000 milestone payment.  We recently received the final, detailed report of the pilot study from NAH and are in the process of reviewing it.  NAH has indicated that they would defer the refund request until we have had an opportunity to review the final report.  We plan to work with NAH to obtain additional information and understand the implications of the pilot study results on product development efforts under the Novartis License Agreement.

The pending deferred request for refund of the $900,000 milestone payment has no immediate impact on our financial statements and results of operations because we have not yet recognized such as revenue and have it recorded as a liability, pending the ultimate outcome of the matter.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibits

99.1	Shareholder letter, issued by AspenBio Pharma, Inc. on April 14, 2011.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AspenBio Pharma, Inc. (Registrant)
Date: April 14, 2011	By:	/s/ Jeffrey G. McGonegal
Name: Jeffrey G. McGonegal
Title: Chief Financial Officer